UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2009

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Form 8-K/A (this “Amendment”) amends our report on Form 8-K as filed with the Securities and Exchange Commission on September 14, 2009, and is being filed solely to amend Item 5.02 and Item 9.01 to include certain compensatory arrangements. This Amendment contains the complete text of the original with the compensatory information appearing in Items 5.02 and 9.01.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On September 9, 2009, Walter Energy, Inc. (the “Company”) announced that its Board of Directors has named Victor P. Patrick, Chief Executive Officer and George R. Richmond, President and Chief Operating Officer of the Company, effective September 8, 2009.

Victor P. Patrick

In addition to his position as Chief Executive Officer, Mr. Patrick, 51, is a member of the Company’s Board of Directors and serves as Chief Financial Officer and General Counsel. Mr. Patrick joined the Company in 2002, first serving as Senior Vice President, General Counsel and Secretary. He joined the Board of Directors in December 2006 and was named Chief Financial Officer in February 2008.

The compensation arrangements reached between Mr. Patrick and the Company on December 31, 2009, will entitle Mr. Patrick to an annual base salary of $660,000, effective September 8, 2009, subject to such periodic adjustments as may be approved by the Compensation and Human Resources Committee of the Board of Directors. Mr. Patrick will also have an annual target bonus opportunity of 100% of annual base salary, participation in group life and health insurance benefit plans and retirement plans generally applicable to the Company’s salaried executives, a car allowance of $2,000 per month, one month vacation each year, reimbursement of business membership expenses and relocation expenses, as well as reimbursement of reasonable out-of-pocket business expenses. Mr. Patrick is entitled to participate in the Company’s long term incentive plan, and in connection with this appointment, on September 8, 2009, Mr. Patrick received an equity award having an economic value of $1 million, the value of which was split equally between non-qualified stock options and restricted stock units, with each vesting ratably over a three year period. In the event of termination other than for cause (defined as a failure to act in accordance with the reasonable instructions of the Board of Directors, conviction of a felony arising from any act of fraud, embezzlement or willful dishonesty in relation to the business affairs of the Company or any other felonious or willful conduct that is demonstrably detrimental to the best interests of the Company or any affiliate or subsidiary), resignation for good reason (defined as a significant diminution in pay or responsibilities, or a material breach of the terms of the agreement), Mr. Patrick will be entitled to (a) pay continuation of a period of twelve months of base salary and target bonus in effect at the time of the separation, (b) pay continuation for a period of twelve additional months of base pay, (c) a pro-rata bonus under the Company’s annual bonus plan based on the portion of the year actually worked up to the time of separation and computed based on actual annual performance, and (d) continued participation in the Company’s benefit plans until the earlier of (i) the 24 month anniversary of the termination date or (ii) the date on which he becomes eligible to receive comparable benefits from subsequent employment. In addition, for a period of 24 months following any termination of employment, Mr. Patrick will be bound by non-competition and non-solicitation provisions. These arrangements supersede all previous agreements between the parties, with the exception of the Executive Change in Control Severance Agreement, dated February 18, 2004, as amended.

Neither Mr. Patrick nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Company.  Mr. Patrick has no family relationship with any director or executive officer of the Company.  He will continue as an officer of the Company until the earlier of his termination of employment or the election of his successor by the Board of Directors.  His term as a director of the Company will continue until the next annual meeting of the shareholders, subject to reelection to subsequent terms by the shareholders.

A copy of the compensation arrangements entered into between the Company and Mr. Patrick is filed as Exhibit 10.15 to this Form 8-K/A.  The foregoing summary is qualified in its entirety by reference to such exhibit.

George R. Richmond

In addition to his position as President and Chief Operating Officer, Mr. Richmond, 59, also serves on the Company’s Board of Directors.  Mr. Richmond joined the Company in 1978 and held various positions at Jim Walter Resources prior to becoming President and Chief Operating Officer of Jim Walter Resources in 1997. Mr. Richmond was named Chief Executive Officer of Jim Walter Resources in February 2006 and joined the Board of Directors in December 2006.

On December 31, 2009, the Company and Mr. Richmond entered into an agreement (the “Amendment”) amending the terms of his employment agreement dated March 13, 2006, as amended December 22, 2008 (the “Letter Agreement”). The terms of the Amendment include the following:

•     Mr. Richmond’s annual base salary is $600,000, effective September 8, 2009, subject to review and adjustment by the Human Resources and Compensation Committee of the Board of Directors of the Company. Mr. Richmond’s annual target bonus opportunity remains unchanged at 100% of annual base salary.

•     Mr. Richmond received an equity award on September 8, 2009, having an economic value of $250,000.00, the value of which was split equally between non-qualified stock options and restricted stock units, each vesting ratably over a three year period.

•     No amounts shall be payable to Mr. Richmond under Section 11 of the Letter Agreement for excise taxes.

Neither Mr. Richmond nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Company.  Mr. Richmond has no family relationship with any director or executive officer of the Company.  He will continue as an officer of the Company until the earlier of his termination of employment or the election of his successor by the Board of Directors.  His term as a director of the Company will continue until the next annual meeting of the shareholders, subject to reelection to subsequent terms by the shareholders.

A copy of the Amendment entered into between the Company and Mr. Richmond is filed as Exhibit 10.17.2 to this Form 8-K/A.  The foregoing summary is qualified in its entirety by reference to such exhibit and Mr. Richmond’s Letter Agreement previously filed with the Commission on March 16, 2006 and December 30, 2008.

Item 7.01           Regulation FD Disclosure

On September 9, 2009, the Company issued a press release announcing the relocation of its corporate headquarters to the Birmingham, Ala. area.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01, including Exhibit 99.1 in Item 9.01 shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 9, 2009 Incorporated by reference to Exhibit 99.1 to Walter Energy, Inc. Form 8-K (File No. 001-13711) filed on September 14, 2009

10.15	Agreement dated December 31, 2009, between Walter Energy, Inc. and Victor P. Patrick

10.17.2	Amendment dated as of December 31, 2009, between Walter Energy, Inc. and George. R. Richmond

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: December 31, 2009	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
Assistant General Counsel and Secretary